                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. on Form S-4 of our reports dated March 7, 1997, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Omaha, Nebraska

November 20, 1997